Elephant Talk Signs Software Defined Network Contract with Mobile Operator in Major Latin American Market

Preliminary 4Q12 Results - Mobile and Security revenue up ~77% year-over-year

Schiphol, The Netherlands - January 17, 2013 – With plans to enter the U.S. market through the recently announced acquisition of 100% of the assets of Telnicity, LLC, a U.S. MVNE/MVNO enabler company headquartered in Oklahoma City, Oklahoma and the award of a contract to provide out-of-band and transaction verification solutions in November 2012 with a leading U.S. financial institution, Elephant Talk Communications, Corp. (NYSE: ETAK) (www.elephanttalk.com), an international provider of software and services developed to manage network, billing and systems infrastructure for the telecommunication industry and a market leader in providing solutions to counter electronic fraud for the financial services industry, today announced it has signed a contract to implement the Company’s proprietary Software Defined Network (“SDN”) platform for an established mobile operator in a major Latin America market. Elephant Talk is also releasing preliminary results for fourth quarter 2012 and the year 2012.

The mobile outsourcing platform will have a capacity for 10 million SIMs. The Company expects the initial migration of approximately one million existing Latin American mobile subscribers to Elephant Talk’s proprietary SDN platform to begin in mid-2013. The migration is expected to take several months. Subscribers on Elephant Talk’s SDN platform will generate recurring revenue on a per subscriber per month basis.

Software Defined Networks are the most efficient way to handle the increasing demands from mobile operators, from small mobile operators to networks carrying tens of millions of SIMs. Elephant Talk, a leader in the development of SDNs, expects an increasing number of mobile networks to convert to these platforms over the next few years.

“The Latin American mobile telecom market has been a focus for Elephant Talk. We worked very hard to enter this market”, stated Steven van der Velden, Chairman and CEO of Elephant Talk. “Our efforts have been rewarded with the signing of a multi-year contract. We are very proud that our SDN technology was chosen at the completion of a very competitive process.”

In addition to announcing the Latin American contract, Elephant Talk released preliminary 4Q12 and 2012 results.

Preliminary 4Q12 results:

-	Mobile and Security revenue was approximately $3.4 million, a year-over-year increase of about 76.7%
-	Mobile and Security revenue accounted for an estimated 51% of total revenue in the fourth quarter, up from 44% and 23% of total revenue in 3Q12 and 4Q11, respectively
-	Gross Margin (revenue minus cost of services), a non-GAAP measure, increased approximately 69% to about $2.5 million for the fourth quarter representing about 37% of total revenue. Gross Margin for 4Q11 was $1.5 million, accounting for 18% of total revenue

Preliminary 2012 results:

-	Mobile and Security revenue for 2012 almost doubled to approximately $11.5 million from $5.8 million in 2011
-	Gross Margin (revenue minus cost of services), a non-GAAP measure, increased approximately 132% to about $8.2 million and represented around 28% of total revenue. Gross Margin for 2011 was $3.5 million accounting for 11% of total revenue

Today’s announcement is based on management’s preliminary analysis of operations for the quarter ended December 31, 2012. Elephant Talk expects to report complete 2012 financial results in March 2013. Other than the information in this press release, no further financial information for 4Q12 is planned to be provided prior to the company’s filing of its annual report with the SEC. A press release announcing the earnings call date as well as the conference call and webcast details is planned for early March 2013.

“We are pleased with Elephant Talk’s preliminary fourth quarter mobile and security revenue”, stated Steven van der Velden. “The Company remains on track to achieve its first month of positive operational cash flow in early 2013, excluding non-cash expenses and capital expenditures.”

Steven van der Velden and Pat Carroll, CEO of ValidSoft, are presenting on January 17, 2013 at the 15th Annual Needham & Company Growth Conference in New York City. A live webcast of the presentation will be available at 2:10 p.m. Eastern Time on January 17, 2013. In addition, Steven van der Velden will present at the Noble Financial Equity Conference in Fort Lauderdale, Florida. A live audio and high-definition video webcast of the presentation will be available at 10:00 a.m. Eastern Time on January 23, 2013. These presentations can be accessed from Elephant Talk’s website at http://www.elephanttalk.com.

About Elephant Talk Communications

Elephant Talk Communications, Corp. (NYSE: ETAK) (www.elephanttalk.com) is a leading international provider of mobile networking software and services. The Company’s mission is to provide a single service, fully enabling and securing the mobile cloud.

Elephant Talk empowers Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs) by providing a cloud based mobile communications infrastructure, operating software and managed services, based mostly on company developed and owned software. We enable these Mobile Operators and Virtual Network Operators by offering a full suite of products, delivery platforms, support services, superior industry expertise and high quality customer service without substantial upfront investment.

As a specialized outsourcing partner, we provide operating software, managed services, cloud and SaaS solutions, an integrated transaction and delivery platform to the mobile telecommunications industry globally. Our products include remote health care, credit card fraud prevention, mobile internet ID security, secure remote file access management, loyalty and transaction management services and a whole range of other emerging mobile services.

Elephant Talk can count several of the world’s leading Mobile Operators amongst their customers including Vodafone, T-Mobile and Zain, and virtually all business is focused on tier 1 operators worldwide. Visit www.elephanttalk.com.

About ValidSoft

ValidSoft Limited has been a wholly owned subsidiary of Elephant Talk since early 2010 and underpins our mobile/cloud security offering. The company is a market leader in providing solutions to counter electronic fraud relating to a variety of bank, card, internet and telephone channels. ValidSoft's solutions are used to verify the authenticity of both parties to a transaction (Mutual Authentication), the security of the relevant telecommunication channel used (Secure Communications), and the integrity of transactions itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner while being very easy to use.

The company counts several leading worldwide service providers and institutions amongst its customers. These companies benefit from a very substantial reduction in false positives, thereby freeing up resources to combat actual fraud, as well as a substantial elimination of the fraud itself, all in real time. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit www.validsoft.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Contacts

Investor Relations:

Steve Gersten
Elephant Talk Communications
+1 813-926-8920
steve.gersten@elephanttalk.com

Peter Salkowski
The Blueshirt Group
+1 415 489 2184
peter@blueshirtgroup.com

Public Relations:

UK/Europe:
Fishburn Hedges
+44 (0)20 7839 4321
etak@fishburn-hedges.co.uk